Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 6 to Registration Statement No. 333-194864 on Form S-1 of our report dated March 28, 2014, relating to the consolidated balance sheet of Dominion Midstream Partners, LP appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

September 30, 2014

Richmond, Virginia